                             OFFICER'S CERTIFICATE

                                 MARCH 30, 2000

                            -------------------------



    The undersigned, Moshe Zelnik, hereby certifies as follows:

         (a) I am the duly elected, qualified, acting and incumbent Vice President of Finance, Chief Financial Officer and Secretary of DSP Group, Inc., (the "Company").

         (b) Attached hereto is an English translation of an Employment Agreement, dated as of May 1, 1999, by and between Boaz Edan and DSP Group, Ltd., a wholly owned subsidiary of the Company.

         (c) To my knowledge, such translation is a fair and accurate translation as required under Rule 306 of Regulation S-T promulgated by the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on behalf of the Company as of the date first written above.

                                  DSP GROUP, INC.



                                  /s/ MOSHE ZELNIK
                                  -------------------------------------
                                  Moshe Zelnik, Vice President of Finance,
                                         Chief Financial Officer and Secretary

To:  BOAZ EDAN
-----------------------------
Identity Certificate No.______________________________

Address:______________________________________________

______________________________________________________



              Re: YOUR EMPLOYMENT WITH DSP GROUP.

We are pleased to offer you to join DSP Group Co. Ltd. (Hereinafter: "The Company") in accordance with the following terms of employment:

1.  DEFINITION OF THE POSITION.

    A.       Your position in the Company will be VICE PRESIDENT OPERATIONS.
    B.       You will be directly subordinate to ____________________________.

2.  TERMS OF EMPLOYMENT

    A.       SALARY.

        1. In consideration for your work for the Company, the Company will pay you the amount of NIS - (US$105,000) - Gross, annually. (Hereinafter: "The Salary").

        2. Tax will be deducted at source from the Salary as required by law in accordance with the Income Tax Regulations, as well as Health Tax And National Insurance. The Salary will be linked to the cost of living index without any maximum rate, to which health dues will be attached as required by law.

    B.       SENIOR EMPLOYEES INSURANCE PLAN

        1.      The Company will pay 20.833% of the Salary as detailed in
                section 1.A.2 above to a pension fund or a provident fund, at its discretion, up to the maximum stipulated in the law, in accordance with the following details:

                A) 8.33% of the Salary on account of severance pay - at the Company's expense;

                B)       5% of the Salary on account of recompense payments
                         - at the Company's expense.

                C)       5% of the Salary on account of recompense payments
                         - at your expense.

                D) 2.5% of the Salary on account of insurance for loss of work ability - as is customary in the Company and at the Company's expense.

        2. The payments made by the Company for the senior employees insurance plan, as stipulated in sub section A above, are instead of any other obligation for the payment of severance pay / payments made to a pension fund etc.

        3. Your consent to section B exempts the Company from the need to approach the Minister of Labor in order to receive his permission in accordance with section 14 of the Severance Compensation Pay Law, although if such a need is created, for referral for the receiving of the necessary permit, your signature upon this agreement will constitute authorization for the Company also to make a referral in your name.

        4. If the Company is obliged in the future, by virtue of the law and/or an extension order which applies to the whole economy, to make payments of monies for an arrangement or comprehensive pension fund or otherwise, the payments will be made to the new applicable fund or arrangement, instead of the arrangement as in this agreement, and you will not be able to withdraw monies on account of the deposits to the previous arrangement, unless subject to the regulations of the appropriate fund and/or plan.

    C.       STUDY FUND

             During the period of your employment, the Company will make payments to a study fund, the payments will be at the rate of 7.5% of the Salary up to the maximum rate, as set down by law, at the Company's expense and 2.5% of the maximum rate up to the maximum rate set down by law, at the expense of the employee.

    D.       CAR

        1. The Company shall make a Company car available to you, (Hereinafter: "The Car") commencing from the start of your employment.

        2. All the expenses for the Car shall be paid by the Company, except for the payment for the value of the use of the Car, which shall be paid by you, and which shall be deducted by the Company from your monthly Salary.

    E.       ANNUAL VACATION LEAVE.

        1. During the period of your employment, you will be entitled to annual vacation leave of 23 days. The date of your leaving for vacation shall be coordinated with your superior.

        2. The accumulation of vacation days for the period of more than the total of the vacation days available to you for two contract years will not be allowed.

        3. The Company will be entitled to order you to leave for annual vacation and to spend up to half of your available annual vacation days at the date at which the Company's employees will leave on an organized and collective vacation leave.

    F.       ILLNESS

        1. You are entitled to 30 days annual sick leave, with the possibility of accumulating 3 (three) years (i.e. up to ninety days).

        2. The payment of the sick leave will be made from the first day against presentation of a doctor's certificate.

        3.      Accumulative sick leave days are not redeemable.

    F.       MILITARY RESERVE DUTY SERVICE (MILLUIM)

        1. Every time you go on active military service you are obliged to inform the Company upon the receiving of the call up order.

        2. Wages for the period of the reserve military duty will be fully paid, as stipulated in this agreement, subject to the providing of the relevant confirmations concerning the active military duty.

    H.       YOUR CANDIDACY FOR THE OPTIONS PROGRAM FOR COMPANY EMPLOYEES.

        1. The Company management shall make a recommendation to the board of directors of DSPG Inc., granting you an option to purchase 35,000 DSPG shares, subject to the terms of the share/options program for DSPG employees.

                In order to eliminate any doubt, it is clarified that, in any event, the confirmation of the granting of the options is subject to the confirmation of the board of directors of the Company as transpires from the Company's procedures.

    I.       ANNUAL BONUS.

                The Company is accustomed to granting bonuses to some of the employees, and at the time of the deliberations on the granting of bonuses, the Company shall decide, at its discretion, also with respect of your candidature for the granting of a bonus.

3.  THE PERIOD OF THE CONTRACT AND THE TERMINATION THEREOF.

    A.       This agreement is valid from the date of the signing thereof.
             The contract is for a period of time which has not been specified in advance. The commencement of your employment with the Company is hereby set as commencing from ___________________.

    B. Each party shall be entitled to bring this contract to an end by prior written notice to the other party of ninety (90) days. The Company has reserved the right not to make use of the period of prior notice and/or to immediately terminate your employment. In such a case, you shall be paid prior notice at the rate of your Salary for the stipulated period, on the basis of your last known Salary.

    C. In the following instances the Company shall be entitled to cease your employment without any prior notice:

        1. The perpetrating of a criminal offence connected to the work and/or an offence which bears an element of disgrace.

        2. The breach of the duty of trust with the Company and/or the performance of an act which has a conflict of interests.

        3. The breach of your undertakings of the preserving of secrecy and non competitiveness as detailed below in this agreement and the appendices thereto.

        4. The causing of malicious damage to the Company or the causing of damage to the Company as a result of gross negligence.

4.  THE TRANSFERENCE OF PAYMENTS AND RETIREMENT COMPENSATION.

    In the event of you being dismissed, except for dismissal for one of the causes as stated below, the Company will transfer to you the full payments which have accumulated in your favor in the senior employees insurance plan policy and/or the endowment and/or fund (Hereinafter:
    "The Payments").

    As follows is the list of causes which will cancel the transference of the Payments into your name:

    A. The Company has dismissed you for reasons which entitle it to dismiss you in accordance with the law without severance pay.

    B. The breach of your duty of trust and/or the duty of non competitiveness and/or the breach of the duty of secrecy, in accordance with this agreement, without derogating from the generality of that stipulated - the breach of the agreement of secrecy and non competitiveness attached as APPENDIX A to this agreement and which constitutes an integral part thereof.

    C. The perpetration of a criminal offence connected with the work and/or an offence which bears an element of disgrace.

    D. You ended your work with the Company without providing sufficient prior notice as detailed in section 3B above.

    E. You have concluded your employment with the Company without passing over your position as detailed in section 7 below.

    It is hereby clarified that, your transference from the work set up of the Company to that of new company which will be set up, if at all, within the framework of the group and your employment in such a company, will not be considered as the termination of your employment, your dismissal and/or your resigning from the Company, for the transference of the various Payments, including, but without derogating from the above said, severance pay.

5.  WORK HOURS.

    A. The accepted working hours in the Company are 44 hours a week and the accepted working days are Sundays through to Thursday.

    B. As your position is regarded as one of those positions which require a special amount of personal trust, as defined in the Working Hours and Rest Law - 1951, the provisions of this law will not apply to you. From time to time, you will be required, in accordance with the needs of your position, to work beyond the accepted working hours and on Fridays. In these cases, you will not be paid extra for your overtime.

6. THE DUTY OF TRUST AND REFRAINING FROM A CONFLICT OF INTERESTS.

    A. You are obligated to fulfil your position diligently and in a trustworthy manner, to make use of all your talents, your knowledge and experience for the benefit of the Company and for the progress of the Company and this at the highest and most efficient level as shall be determined by the Company. Furthermore, you are obligated to act in accordance with the Company's instructions with everything concerning the manner of the performance of the work, work procedures, discipline and behavior as shall be valid from time to time.

    B. Commencing from the start of your employment on a full time basis for the Company, as stipulated in section 3A above, i.e., commencing from (Date):________________ you shall not be employed in any other employment and/or any other job as a salaried worker and/or as an adviser and/or as being directly or indirectly self- employed, unless having received the prior written consent of the Company.

    C. For the full duration of the period of the agreement, you will not receive any payment or other benefit from any third party, directly or indirectly involved with your work. It is made clear to you, that the breach of this provision is a fundamental breach of this agreement, and that furthermore, the amount or benefit which is received by you as stipulated, shall belong to the Company, which shall be entitled to deduct this amount, from any monies owing to you by the Company.

    D. You shall not carry out any act which may harm the trust of the Company and/or which is likely to place you in a situation of a conflict of interests with the aims of the Company. You are obliged to inform the Company immediately and without delay of any issue or matter in which you have a personal interest and/or any other action which is likely to place you in a situation as detailed above.

    E. The commencement of your employment in accordance with this agreement is made conditional on your signing on the agreement of secrecy and non competitiveness which is attached to this agreement as Appendix A and which constitutes an integral part thereof.

    F. You are obliged to inform the managing director of the Company of any business opportunity which has any connection to the information as defined in Appendix A. You are obliged not to make any such opportunity exclusive to yourself, whether directly or indirectly, unless the prior written approval of the managing director of the Company has been given to you.

7.  THE PASSING OVER OF THE POSITION.

    If your employment has terminated or been terminated and/or the validity of this agreement has expired for any reason whatsoever, you are obliged to pass over your position, and without derogating from the generality of that stipulated - all the matters under your care and/or any information whatsoever available to you and connected in any form whatsoever to your work for the Company, in an orderly and full fashion including the disclosure of any important detail with regard to the business of the Company, as well as forwarding, in a full and orderly fashion, all the documents, information, equipment, etc. to the Company, which may have reached you and/or be prepared by you with regard to your employment with the Company, up until the cessation of your employment with the Company.

8.  DECLARATION OF SECRECY AND NON COMPETITIVENESS.

    You are obligated to the safeguarding of secrecy and non competitiveness, both during the course of your employment with the company and thereafter, as detailed in your undertaking to safeguard secrecy and non competitiveness attached to this agreement as APPENDIX A and which constitutes an integral part thereof.

9.  PATENTS, INVENTIONS AND COMMERCIAL SECRETS.

    A. Copyrights for any invention and/or patent and/or commercial secret and/or professional secret and/or any innovation, which you may intend and/or which any of the employees of the Company who are sub-ordinate to you may invent during the period of your employment with the Company are the exclusive property of the Company.

             The Company shall be entitled to protect any invention and/or patent and/or commercial secret as stipulated, by means of registration, or by any other means, in Israel or anywhere else. It is hereby clarified that you will not be entitled to register any invention and/or patent or commercial secret or to take any measures with respect thereof, excepting for the actions which will be required for the above mentioned making use thereof or registration in the name of the Company or by the Company.

    B. You are obligated to immediately inform the Company in writing of any invention and/or patent and/or commercial secret which you may invent and/or which is invented by the Company's employees who are subject to you.

    C. That stipulated in this section completes and compliments that stipulated in Appendix A.

    With your signing upon this personal agreement and your formal joining of the work staff of the Company we wish you continued satisfaction and enjoyment of your work.

    Here's hoping for years of co-operation and personal benefit as well as benefit for the Company, its employees and stockholders.

                                                        Yours Respectfully,

                                                             /s/ LEAH SADEH

                                                                 Leah Sadeh
                                                   Corporate Vice President
                                                            Human Resources
                                                             DSP Group Ltd.

    I have carefully read this letter and I express my consent with the contents thereof.

    I am aware that the terms of wages which have been offered to me above and those which shall be pertinent for long as I am employed by you are personal and that this letter constitutes a special personal contract of employment, which lays down the relations between me and the Company, and that therefore I confirm that I am aware that no provisions of any to the agreements will apply to me, and including collective agreements, between the Company and its employees so long as this agreement is valid and I undertake to safeguard the secrecy thereof.


/s/ BOAZ EDAN                                    5/1/99
-------------------------                        ---------------------
SIGNATURE                                        DATE




-------------------------
I.D.
Boaz Edan
-------------------------
NAME

                APPENDIX A TO THE AGREEMENT OF MY EMPLOYMENT WITH
                               DSP GROUP CO. LTD.


To:
DSP Group Co. Ltd.
5 Shenkar St.
HERZLIA -ON - SEA



Dear Sir/Madam,

    Re: UNDERTAKING TO SAFEGUARD SECRECY AND NON-COMPETITIVENESS.

WHEREAS: I seek to be employed by DSP Group Co. Ltd. (a private registered company No. 51-135472-2 (Hereinafter: "The Company");

AND WHEREAS:    The Company, in the matter of the duty of secrecy and
                non-competitiveness in this appendix, also includes the American holding company of DSP Group Co. Ltd. - DSP
                Group, Inc. and also the subsidiary company of DSP Voice
                Com. Group Ltd. and the subsidiary company of DSP Group
                Inc. - RF Sub Inc.;

AND WHEREAS:    During the course of my employment for the Company
                information is likely to reach me, in accordance with the following definition:

                Any information which has and/or shall reach me and/or come to my attention, whether directly and/or indirectly, during the course of my work or as a result of my work for the Company, including document (reports, notes and papers, applications and cheques), drafts, processes, commercial secrets - including information concerning the Company's customers, suppliers and business partners and/or the manufacture or marketing set-up of the Company or connected to the ties of the Company and/or companies connected to it, or which control or are controlled or affiliated with the Company by virtue of and acting with any third party whatsoever, including customers, suppliers, banking institutions, governmental bodies, private entities, public and quasi public entities of any kind and sort as well as any financial, business and commercial information, financial reports and balance sheets before the publication thereof and any internal information whatsoever which may influence the value of the Company's shares formulae, data, plans, patents, inventions, discoveries, innovations, improvements, research, and any methods whatsoever, developments and scientific and technical, economic, commercial or other developments, applications for patent, prototypes, models, pictures, descriptions, sketches, drawings, photostats or blueprints, notebooks, samples and documents of schedule, lists, documentation, source and destination codes, films, recordings and other means of storage, letters, notes, booklets for note taking, reports and flow charts, as well as information connected with the business of the Company in the present and/or business which the Company is about to engage in (as they shall be developed by the Company and as described by the Company in the development plan booklet and its business plans and in the other explanatory material on behalf of the Company), and any other thing, and all, whether in writing or verbally, and provided that it is not in the public domain or that it has not become in the public domain as a result of the breach of my undertakings in accordance with this letter or in accordance with law. (Hereinafter: "The Information").

AND WHEREAS:    The Information, as defined above, also includes
                Information of commercial, technical and non-technical, value, written and non-written, data, systems of note taking, samples, documents of specifications, source and destination codes, processes, algorithms, computer tapes, recordings and other means of storage which are to be viewed as intellectual property or secret material of the Company or of any one of its predecessors or of the companies connected to it, whether fully or partially, and including especially without restriction, computer hardware, programs and computer software and implementations, matters of prices and marketing information as well as inventions which are not restricted in accordance with the definition of invention as has been determined in the patent laws which are implemented in Israel or in the U.S.A., and any improvement or adjustment of that information in question, which has been developed, sold, or which in respect of which a license has been given to the Company during the course of the conducting of the business of the Company, from time to time, as well as any product in question, whether planned, developed or attained by or for the Company, directly or indirectly, and provided that it is not information and/or a product which is available freely and which constitutes public domain information or which can be purchased freely by an independent third party.

AND WHEREAS:    As a condition of my employment with the Company and the
                receiving of information by me, inter alia, is my undertaking to safeguard the secrecy and of non-competitiveness;

THEREFORE, I DECLARE AND UNDERTAKE AS FOLLOWS:

CHAPTER A - SECRECY

1. To keep secret the Information which reaches me or which shall reach me, or which shall come to my attention, directly or indirectly, during the course of my employment for the Company and/or my involvement with the Company, absolutely secret, and this without any limitation in time, even after the conclusion of my employment with the Company.

2. Not to disclose and/or to transfer and/or to sell, whether for remuneration or not and/or to cause the discovery of Information, whether directly or indirectly, as well as to take all measures to safeguard the secrecy of the information and the prevention of the delivery thereof or of its reaching any third party, person, entity or corporation whatsoever, excepting for my superiors in the Company or in accordance with their instructions for the Purpose of the performance of my duties as an employee of the Company.

3. Not to make any use of the Information, whether fully or partially, for my needs or for the needs of to others, whether directly or indirectly, which are not for the purpose of to performance of the jobs imposed upon me as an employee of the Company in accordance with the instruction of my superiors in the Company.

         Not to make any copies of the information in any manner whatsoever unless in accordance with the Company's instructions or someone who is authorized to do so on behalf of the Company.

4. I hereby undertake not to accept any materials whatsoever relating to the Information or the products, or any equipment from the Company without receiving the express prior written consent of: (1) the president of the Company or the managing director, or (2) a person authorized in writing to do so by the president of the Company or the managing director.

5. Without prejudicing the above said, I am aware that I do not have any intellectual property right and that I shall not have any intellectual property right in the Information as defined by this agreement.

5A. I hereby declare to disclose to the Company and/or to those replacing it and/or to the assignees of the Company, regarding the inventions which shall be made by me during the period of my employment with the

         Company and/or as a result of my employment with the Company and connected to my employment with the Company and/or the information, and I hereby assign any interest that I have or which I may have in those inventions in favor of the Company and/or those in place of the Company and/or its assignees, and all this without further remuneration and provided that I will not be required to bear any costs whatsoever involved with such assignment as mentioned above.

         In the event of my making an invention, which is registered as a patent, during the course of my employment with the Company or as result of my employment with the Company, the Company will register my name in the patent documents as the inventor, provided that it is convinced, beyond all doubt, that the invention was indeed made by me and that such registration shall not prejudice its intellectual property rights and/or other rights of the Company and/or those in its stead and/or it assignees, for the invention and/or patent as detailed above.

5B. I hereby undertake, that for so long as I am required to do so, including after the termination of my employment for any reason whatsoever, that I will sign on any document, which, in accordance with the Company's discretion is required for the lodging of an application or copyright in accordance with the laws of Israel, the U.S.A. and/or any other foreign country in order to protect the interests of the Company in the above mentioned invention.

5C. I hereby declare that apart from that as detailed in section 5C.1 below, I do not have any interest in any application or application for a patent whatsoever and not even for material which is subject to copyright, patents and applications for patents which presently belong to me.

5C.1 Existing patent and/or applications for patents pending and/or activities in research at the stage of lodging for registration of patent are as follows:

              1.______________________________________________________________

              2.______________________________________________________________

              3.______________________________________________________________

              4.______________________________________________________________

6. I am aware that the forwarding of Information and/or any part thereof to any third person whatsoever is likely to cause serious damages to the Company and I hereby undertake that I shall not undertake any action of transference and/or sale of the Information and/or of the products developed by the Company and/or existing products and/or which have been developed whether by myself or in co-operation with others, including customers of the Company or whether in co-operation with any third party whatsoever, whether with customers of the Company or with others.

7. I declare that I am aware, that due to the nature of the Company's business, it takes upon itself and/or is likely to take upon itself undertakings with third parties obliging the safeguarding of secrecy which will also be applicable to its employees, and that the non-fulfillment of the above undertakings shall, inter alia, be cause for the breach of the contract between the Company and the third party. I therefore undertake to fulfil all these undertakings as has been determined between the Company and the aforesaid third party.

8. I hereby undertake not to harm, whether directly or indirectly, the reputation of the Company and/or its status amongst its customers in effect an its potential customers.

9. To keep secret any information relating to aspects of money, fiscal aspects and economic aspects of the Company's activities, including ties with banking institutions, customs and excise authorities, undertakings of the Company and rights toward third parties. Likewise, I will keep secret any information which may reach me and connected with entities such as the center for investments, the Scientist-in-Chief, accountants and legal advisors of the Company, etc.

10. In order to eliminate any doubt, it is hereby emphasized that my undertakings in accordance with sections 1 - 9 above shall remain valid both during the period of my employment with the Company and after the termination thereof for whatever reason whatsoever, and shall also bind my legal representatives, and this without any limitation in time.

11. I agree that any document which I have prepared and/or any Information which I have attained for the purpose of my work with the Company and/or my work during the period of my employment with the Company is the property of the Company, which shall be forwarded to the Company immediately upon the termination of my employment as detailed below. Likewise, I hereby undertake to return to the Company any Information, whether written or in any other form whatsoever, which is in my possession or which shall be in my possession at any time, and this immediately upon the termination of my employment for any reason whatsoever or immediately upon the demand of the Company at any time.



CHAPTER B - NON COMPETITIVENESS

12. Furthermore, and without prejudicing my undertakings in this document and/or my undertakings imposed upon me in accordance with the law or according to custom, I hereby undertake not to compete with the Company in any form or manner whatsoever, by any means of undertaking whatsoever, whether directly or indirectly, by myself or together with others, and/or to provide advise of any sort whatsoever to a competing business and/or to be employed for pay or without pay by a competing business and/or to be active, whether directly or indirectly in the management and/or activating and/or planning of a competing business.

13. I hereby undertake that upon the conclusion of my employment with the Company for any reason whatsoever, I will not work, whether for wages or not and/or for the purpose of advising and/or to be directly or indirectly active in the execution of work and/or service for a customer of the Company and/or someone who was a customer of the Company at the time of my employment with the Company.

14. In order to eliminate any doubt I hereby clarify that my undertakings in accordance with sections 12 - 13 above, shall remain valid during the period of my employment with the Company and after the termination thereof for whatever reason whatsoever for the periods as detailed below:

14A. For a period of one year after the conclusion of my employment, in the event of my having worked for the Company for a period of more than 6 months;

14B For a period of two years after the conclusion of my employment, in the event of my having worked for the Company for a period exceeding two years.

15. I undertake that upon the conclusion of my employment with the Company, for whatever reason, I shall not lobby and/or attempt to lobby and/or attain, whether directly and/or indirectly and/or for another and/or for any undertaking whatsoever with any customer of the Company and/or someone who was a customer of the Company at the time of my employment with the Company.

CHAPTER C - MISCELLANEOUS BREACHES

16. In the event of my breaching my undertakings in accordance with this writ of undertaking, I will be obliged to compensate the Company for all the damages and expenses caused to the Company as a result of the breach, and this without derogating from any of the remedies available to the


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


      Company against me in accordance with any law as a result of the breach of my above undertakings.

17. I am aware that the Company has various intellectual property rights, and the above said shall not prejudice these rights in any manner whatsoever.

18. The rights of the Company in accordance with this document are personally negotiable.

19. My undertakings in accordance with this writ, constitute an integral part of the terms of my employment between me and the Company. My above undertakings shall not prejudice the undertakings applicable to me in any way and as an employee of the Company in accordance with the agreement of employment between me and the Company and/or in accordance with any law, including collective agreements and/or any custom.

20. My undertakings in accordance with this document cannot be changed and shall not be brought to an end, fully or partially, unless by virtue of a document written and signed by an authorized representative on behalf of the Company.

21. If, for any reason whatsoever, a term of this document is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this document shall not be prejudiced.




5/1/99                                      /s/ BOAZ EDAN
-------------------------                   --------------------------------
DATE                                        EMPLOYEE'S SIGNATURE


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